EXHIBIT 10.135

                                 PROMISSORY NOTE

$90,000,000                                                         June 3, 2008


     FOR VALUE RECEIVED, PUENTE HILLS MALL, LLC, a Delaware limited liability company ("Borrower"), hereby promises to pay to EUROHYPO AG, NEW YORK BRANCH (the "Lender"), for account of its respective Applicable Lending Offices provided for by the Agreement referred to below, at the principal office of EUROHYPO AG, NEW YORK BRANCH, at 1114 Avenue of the Americas, 29th Floor, New York, New York 10036, the principal sum of NINETY MILLION AND NO/100 Dollars ($90,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

     The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

     This Note is one of the Notes referred to in the Loan Agreement dated as of June 3, 2008 (as modified, supplemented, extended and in effect from time to time, the "Agreement") between Borrower, the lenders party thereto (including the Lender) and Eurohypo AG, New York Branch, as Administrative Agent, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

     The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

     Except as permitted by Sections 12.9 and 12.24 of the Agreement, this Note may not be assigned by the Lender to any other Person.

     This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

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     As long as a Hedge Agreement with a Eurohypo Counterparty is in effect, the interest payable under this Note shall be increased or decreased from time to time in accordance with such Hedge Agreement. Therefore, this Note also evidences such amounts as may become due and payable by Borrower under the Hedge Agreement with the Eurohypo Counterparty, including, without limitation, any amount payable upon or in connection with termination of such Hedge Agreement, all of which sums shall be deemed to constitute "Additional Interest" evidenced hereby and payable pursuant to this Note and in accordance with the terms and provisions of the Hedge Agreement with a Eurohypo Counterparty.

              BORROWER:

              PUENTE HILLS MALL, LLC,
              a Delaware limited liability company

              By:  PUENTE HILLS MALL REIT, LLC,
                   a Delaware limited liability company,
                   its sole member

                   By:  OG RETAIL HOLDING CO., LLC,
                        a Delaware limited liability company,
                        its managing member

                        By: GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its administering member

                             By:  GLIMCHER PROPERTIES CORPORATION,
                                  a Delaware corporation,
                                  its sole general partner


                                  By:     /s/ Mark E. Yale
                                          -----------------------------------
                                  Name:   Mark E. Yale
                                          -----------------------------------
                                  Title   Executive Vice President & Chief
                                          Financial Officer
                                          -----------------------------------